SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)       March 27, 2002

MARTIN MARIETTA MATERIALS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-12744	56-1848578

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina 27607-3033

(Address of principal executive offices)

Registrant’s telephone number, including area code       (919) 781-4550

Not Applicable

(Former name or former address, if changed since last report)

Item 9. REGULATION FD DISCLOSURE

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Currently, management of Martin Marietta Materials, Inc. (the “Company”) expects to operate during 2002 in a recessionary economy with a significant decline in commercial building construction, as corporate layoffs continue, office vacancy rates increase and businesses control the expenditure of both maintenance and expansion capital. Further, residential construction could decline depending on weakening consumer confidence, continued unemployment and the duration of the recession. However, management expects the aggregates business to perform better than the general economy in 2002, buoyed by the level of public-works construction spending. Therefore, based on current economic conditions and forecasts, management expects a 3% to 6% volume growth in aggregates shipments, supported by $31.8 billion in fiscal 2002 federal transportation spending, offset somewhat by declining commercial and residential construction. Management further expects a 2% to 3% increase in average selling prices. The Company’s net earnings for the year are expected to range from $2.40 to $2.70 per diluted share, inclusive of $0.23 from the elimination of the recognition of goodwill amortization charges and adjustments to the 2002 estimated tax rate. For the first quarter 2002, the favorable effect of the new amortization provisions will be largely offset by the winter losses expected to be incurred at Meridian Aggregates Company and other newly acquired operations, as well as normal start-up costs associated with new plant operation. Management has begun its evaluation of impairment as required by Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. While the evaluation is not completed, the Company may recognize a goodwill impairment loss as it reevaluates the long-term expected returns in certain markets.

Over the next five years, management expects that the Aggregates division’s business and financial results will continue to grow as a result of increased infrastructure construction spending generated by the anticipated authorization of a new federal highway funding bill, coupled with moderate growth in residential and commercial construction. Strong backlog of contractors’ existing construction work is expected to somewhat offset a temporary decline, if any, in fiscal 2003 federal highway spending. Further, the Aggregates division will generally follow national, regional and local general economic, construction and industry trends.

     This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company contain statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable, but which may be materially different from actual results.

     Factors that the Company currently believes could cause its actual results to differ materially from those in the forward-looking statements include, but are not limited to, national and regional economic conditions in the markets the Company serves, the level and timing of federal and state transportation funding, levels of construction spending in the markets the Company serves, unfavorable weather conditions, fuel costs, transportation costs, competition from new or existing competitors, changes in environmental and other governmental regulations, ability to recognize quantifiable savings from internal expansion programs, ability to successfully integrate acquisitions quickly and in a cost-effective manner, changes in capital availability or costs, and the timing and occurrence of events that may be subject to circumstances beyond the Company’s control.

     Investors are also cautioned that it is not possible to predict or identify all such factors. Consequently, the reader should not consider any such list to be a complete statement of all potential risks or uncertainties. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Sections 27A and 21E. These forward-looking statements are made as of the date hereof based on management’s current expectations, and the Company does not undertake an obligation to update such statements, whether as a result of new information, future events, or otherwise.

     For a discussion identifying some important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see the Company’s Securities and Exchange Commission filings, including, but not limited to, the discussion of “Competition” in the Company’s Annual Report on Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s 2001 Annual Report and “Note A: Accounting Policies” and “Note M: Commitments and Contingencies” of the Company’s Audited Consolidated Financial Statements included in the 2001 Annual Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC. (Registrant)

Date: March 27, 2002	By:	/s/ Roselyn R. Bar Roselyn R. Bar Vice President, General Counsel and Corporate Secretary